UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NAVTEQ CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

SUPPLEMENT DATED DECEMBER 5, 2007
TO PROXY STATEMENT DATED NOVEMBER 13, 2007

        On or about November 16, 2007, we mailed a proxy statement relating to a special meeting of the stockholders of NAVTEQ Corporation to be held on December 12, 2007 at 9:00 a.m. Central Time at the Hyatt Regency Chicago, Columbian Room, 151 E. Wacker Drive, Chicago, Illinois 60601. At the special meeting, NAVTEQ stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 1, 2007, by and among Nokia Inc., North Acquisition Corp., Nokia Corporation and NAVTEQ. If the merger agreement is adopted and the merger described in the merger agreement is completed, NAVTEQ stockholders will be entitled to receive $78.00 in cash, without interest and less any required withholding for taxes, for each share of NAVTEQ common stock they own, and NAVTEQ will become a wholly-owned subsidiary of Nokia Inc.

        As disclosed in the definitive proxy statement, two class action lawsuits were filed relating to the proposed merger following the public announcement of the execution of the merger agreement, one in the United States District Court for the Northern District of Illinois and one in the Circuit Court of Cook County, Illinois. The lawsuits purport to be brought on behalf of all NAVTEQ stockholders and name the members of NAVTEQ's board of directors and NAVTEQ as defendants, and the second lawsuit also names Nokia Inc. as a defendant. On December 4, 2007, we and the other named parties agreed in principle to settle these lawsuits. As part of the settlement, the defendants deny all allegations of wrongdoing. The settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class and consummation of the merger. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, as part of the proposed settlement, we have agreed to pay $1,000,000 to counsel for the plaintiffs for their fees and expenses, subject to approval by the court.

        The settlement will not affect the amount of merger consideration to be paid to NAVTEQ stockholders in the merger.

        In connection with the settlement, we have agreed that NAVTEQ will not assert that a stockholder's demand for appraisal is not timely under Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") if such stockholder who otherwise satisfies the requirements of Section 262 of the DGCL submits a written demand for appraisal within 30 calendar days of the special meeting of stockholders held to adopt the merger agreement (with any such deadline being extended to the following business day should the 30th day fall on a holiday or weekend). In addition, we will not assert that (i) a stockholder who is entitled to appraisal rights may not file a petition in the Court of Chancery of the State of Delaware demanding a determination of the value of the shares held by all such stockholders if such petition is not filed within 120 days of the effective time of the merger so long as such petition is filed within 150 days of the effective time, (ii) a stockholder may not withdraw such stockholder's demand for appraisal and accept the terms offered by the merger if such withdrawal is not made within 60 days of the effective time of the merger so long as such withdrawal is made within 90 days of the effective time of the merger and (iii) a stockholder may not, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares if such request is not made within 120 days of the effective time of the merger so long as such request is made within 150 days of the effective time.

        In addition, pursuant to the terms of the settlement, we have agreed to make the supplemental disclosures set forth below.

        We and the other defendants vigorously deny all liability with respect to the facts and claims alleged in the lawsuits, and specifically deny that any modifications or supplements to the disclosure included in the proxy statement dated November 13, 2007 are material or are required under any applicable rule, statute, regulation or law or that our prior disclosures were in any way inadequate or misleading. However, to avoid the risk of delaying or otherwise impeding completion of the merger and to minimize the expense of defending the lawsuits, we have agreed to the settlement outlined above. We and the other defendants further considered it desirable that the actions be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

        Important information concerning the proposed merger is set forth in our proxy statement dated November 13, 2007. Our proxy statement, which we urge you to read in its entirety, is supplemented by, and should be read as part of, and in conjunction with, the following information. If you need an additional copy of the proxy statement, please call our proxy solicitor, Innisfree M&A Incorporated, toll free at 877-800-5187 (banks and brokers should call collect at 212-750-5833). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in our proxy statement.

        The section of the proxy statement entitled "PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT—THE MERGER—Background of the Merger" is hereby supplemented to include the following additional disclosure on page 33 following the final paragraph of that section:

        Since the announcement of the merger on October 1, 2007, we have not received any offers to acquire or indications of interest in acquiring NAVTEQ.

        The section of the proxy statement entitled "PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT—THE MERGER—Opinion of Merrill Lynch—Discounted Cash Flow Analysis" is hereby supplemented to include the following additional disclosure on page 43 as the fifth and sixth sentences of that section:

        While Merrill Lynch was aware that NAVTEQ employed a discount rate of 15% for certain internal purposes, Merrill Lynch determined to use an annual discount rate range of 12.0% to 15.0% based on its analysis of selected comparable publicly traded companies. In performing its discounted cash flow analysis, Merrill Lynch used widely accepted end-of-period discounting.

        The section of the proxy statement entitled "PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT—THE MERGER—Opinion of Merrill Lynch—General" is hereby supplemented to include the following additional disclosure on page 43 as the last sentence of the first paragraph of that section:

        In addition to the fees paid or to be paid by NAVTEQ to Merrill Lynch in connection with the sale of NAVTEQ, as described above, since January 1, 2006, NAVTEQ has paid Merrill Lynch aggregate fees of approximately $2,000,000 in connection with customary investment banking advisory services.

        The section of the proxy statement entitled "PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT—THE MERGER—Projected Financial Information" is hereby revised to replace the table appearing on page 44 of the proxy statement with the following table:

(In Millions)	2007E	2008E	2009E	2010E	2011E
Revenue	$810	$1,031	$1,294	$1,554	$1,792

EBITDA(1)	251	347	451	559	650
Less: Depreciation and Amortization	(45)	(47)	(51)	(51)	(51)
Operating Income(2)	$207	$300	$400	$509	$599

Net Income	$159	$227	$304	$388	$460

(1)
EBITDA represents earnings before interest, taxes, depreciation and amortization of long-lived assets. EBITDA is not a financial measure prepared in accordance with U.S. GAAP and should not be considered as a substitute for net income (loss) or cash flow data prepared in accordance with U.S. GAAP.

(2)
Operating Income represents earnings before interest and taxes and is not a financial measure prepared in accordance with U.S. GAAP and should not be considered as a substitute for net income (loss) or cash flow data prepared in accordance with U.S. GAAP.

        We have previously disclosed projections information regarding revenue, operating income and net income. In the table above, we provide additional information regarding EBITDA and depreciation and amortization. The limitations and qualifications described in the proxy statement in the section entitled "PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT—THE MERGER—Projected Financial Information" also apply to the above table.

        The section of the proxy statement entitled "INTERESTS OF NAVTEQ'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER—Potential Future Employment" is hereby supplemented to include the following additional disclosure on page 51 following the existing paragraph in that section:

        Nokia's position regarding future employment of NAVTEQ's senior managers was first set forth in its non-binding proposal letter dated August 28, 2007, in which Nokia anticipated that the current NAVTEQ management would continue to play an important leadership role in the ongoing business. Terms regarding the continued service of our executive officers with NAVTEQ, Parent or Nokia following the merger may be negotiated between the parties prior to or after the effective time of the merger. It is not a condition to closing under the merger agreement, however, that any one or more of Mr. Green and our other executive officers agree to continue with NAVTEQ, Parent or Nokia following the merger, nor is it a condition to closing under the merger agreement that these individuals agree to any particular employment terms or conditions with respect to their continued service. In the merger agreement, Parent has agreed to cause the surviving corporation to maintain, for a period of one year following the effective time, compensation and benefits for all NAVTEQ employees, including our executive officers, that are no less favorable than the compensation and benefits (excluding equity-based compensation) maintained for and provided to such NAVTEQ employees as of October 1, 2007. In addition, all NAVTEQ employees, including our executive officers, will receive service credit for their service as NAVTEQ employees for purposes of eligibility to participate and vesting under employee benefit plans, programs or arrangements (excluding equity-based compensation plan) established or maintained by the surviving corporation. Further details concerning these benefits are included in "The MERGER AGREEMENT—Employee Benefits" on page 68 of the proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement supplement contains forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning possible or assumed future results of operations of NAVTEQ and other information relating to the merger. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should be aware that forward-looking statements involve known and unknown risks and uncertainties and we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of NAVTEQ. These forward-looking statements speak only as of the date on which the statements were made and we do not undertake any obligation to update or revise any forward-looking statements made in this proxy statement supplement or elsewhere as a result of new information, future events or circumstances or otherwise.

        Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by forward-looking statements. You should not place undue reliance on any forward-looking statements contained herein, which speak only as of the date of this proxy statement supplement.

        Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the proxy statement under the heading "Cautionary Statement Regarding Forward-Looking Statements" and in our SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10002.

        Any person, including any beneficial owner, to whom this proxy statement supplement is delivered may request copies of proxy statements, reports and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to us at NAVTEQ Corporation, 425 West Randolph Street, Chicago, Illinois 60606, Attention: Investor Relations, telephone: (312) 894-7000 or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        This proxy statement supplement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in the proxy statement, as supplemented by this proxy statement supplement, or incorporated by reference in the proxy statement or this proxy statement supplement to vote your shares at the special meeting. No persons have been authorized to give any information or to make any representations other than those contained in the proxy statement and proxy statement supplement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.